SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                  Date of Report:  November 22, 1996





                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131


          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)              (Zip Code)



          Registrant's telephone number, including area code (301) 417-
                                 0770


             No Exhibits are being filed with this report




     CytoGam is a registered trademark and
     RespiGam is a trademark of the Company.








                            MEDIMMUNE, INC.
                      Current Report on Form 8-K

ITEM 5.  OTHER EVENTS


MedImmune, Inc. reported the information contained on the following press releases dated November 12, 20 and 21, 1996 and the Letter to Shareholders dated November 22, 1996.


 MEDIMMUNE PROMOTES WILLIAM I. BRADEN TO VICE PRESIDENT, ENGINEERING,
                       FACILITIES AND VALIDATION


Gaithersburg, MD, November 12, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced the promotion of William I. Braden, P.E., to the newly-created position of Vice President, Engineering, Facilities and Validation.

"Bill Braden has been a valuable contributor to MedImmune's growth during his six years at the Company," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer. "We are fortunate to have someone with Mr. Braden's talent, experience and tenacity to lead our efforts in the design, construction and start-up of commercial manufacturing operations at MedImmune."

Mr. Braden, 44, has over 21 years of experience in engineering, validation, process scale-up and manufacturing in the pharmaceutical industry. He has been involved with the construction, validation and engineering of 12 biopharmaceutical manufacturing facilities in compliance with FDA Current Good Manufacturing Practice (cGMP) guidelines. At MedImmune, Mr. Braden has been Director of Manufacturing since 1990 where he has held various responsibilities including raw material supplies procurement, vendor contracting, facilities validation, construction management and engineering management. Most recently, Mr. Braden has served as MedImmune's project director for two new construction projects, a 68,000 square foot manufacturing facility in Frederick, Maryland and a 12,000 square foot pilot plant in Gaithersburg, Maryland.

Prior to joining MedImmune, Mr. Braden was Manufacturing Project Manager at Alcon Laboratories, Inc. in Fort Worth, Texas where he led a manufacturing team to improve the production efficiency of certain eye care products. From 1984 to 1988, Mr. Braden was Director of Manufacturing at Praxis Biologics in Sanford, North Carolina where he established the manufacturing department and developed the manufacturing process and facility for the production of Haemophilus influenzae type B
(Hib) vaccines. From 1982 to 1984, Mr. Braden was Director of Engineering at Damon Biotech, Inc. where he led the construction and validation of a number of biotechnology manufacturing facilities including one for monoclonal antibody production. Mr. Braden began his pharmaceutical career at Schering-Plough Corporation in 1977 where he was project leader for the process design scale-up and production of alpha interferon. Mr. Braden is a graduate of Iowa State University in civil engineering and a cum laude graduate of the New Jersey Institute of Technology in chemical engineering. He holds an MBA in production management. Mr. Braden is a Registered Professional Engineer in Texas, North Carolina, Massachusetts, New Jersey and New York and holds several patents for the purification of pharmaceutical products.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cannot predict the timing or outcome of regulatory approval processes.



  MEDIMMUNE COMMENCES PHASE 3 TRIAL TO EVALUATE RESPIRATORY SYNCYTIAL
                       VIRUS MONOCLONAL ANTIBODY

Gaithersburg, MD, November 20, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it has commenced a randomized, double-blind, placebo-controlled Phase 3 clinical trial to evaluate the safety and efficacy of MEDI-493, a humanized monoclonal antibody, for the prevention of serious respiratory syncytial virus (RSV) disease in high-risk infants. The clinical trial, known as IMpact-RSV, is being conducted at more than 130 clinical centers in the United States, Canada and the United Kingdom and is expected to include approximately 1,200 premature
infants and children with bronchopulmonary dysplasia (BPD).   The
Company believes IMpact-RSV is the largest prospective clinical trial ever conducted in this patient population. Patient enrollment is expected to be completed later this year and results should be available in the third quarter of 1997. RSV is the leading cause of pneumonia and bronchiolitis in infants and small children. MedImmune has retained exclusive worldwide marketing and manufacturing rights to MEDI-493.

MEDI-493 is a humanized monoclonal antibody which binds to the fusion protein of the RSV virus. In laboratory experiments, MEDI-493 has been shown to neutralize the RSV virus and to reduce infection in an animal model. MedImmune has previously tested MEDI-493 in Phase 1 and Phase 2 clinical trials involving approximately 300 patients for both the prevention and treatment of RSV disease. MEDI-493 is administered by intramuscular injection and, consequently, if successfully developed, could be easier to use than MedImmune's first generation product for RSV, RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) which requires a two to four hour intravenous infusion.

"MEDI-493 provides an opportunity for MedImmune to build on the business which we have begun to establish with our first generation product for RSV, RespiGam," commented David M. Mott, President and Chief Operating Officer. "Because MEDI-493 is given by intramuscular injection rather than by intravenous infusion, we believe MEDI-493 has the potential to enhance patient care, reduce costs associated with drug administration and improve convenience for parents, physicians and nurses. Taken together, these benefits provide the potential to reach a broader population of children with MEDI-493 than with our first generation product for RSV."

The IMpact-RSV trial is designed to evaluate the safety and efficacy of MEDI-493 for the prevention of serious RSV disease in high-risk infants. Children will be enrolled in the trial who are 24 months of age or younger with a diagnosis of BPD, or who were 35 weeks gestation or less at birth and are six months of age or younger at the time of enrollment. Children will be randomized in a 2:1 ratio to receive MEDI-493 (15mg/kg) or placebo by intramuscular injection every 30 days from November to April for a total of up to five injections. The primary endpoint of the clinical trial is the incidence of RSV hospitalization (confirmed by RSV antigen test).

RSV is the most common cause of lower respiratory infections in infants and children worldwide. In the Northern Hemisphere, RSV outbreaks typically occur during the late fall, winter and early spring. Normal children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with BPD are at increased risk for acquiring severe RSV disease, often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a child hospitalized for RSV can be over $70,000.

RespiGam is a polyclonal antibody licensed by the FDA on January 18, 1996 for the prevention of serious lower respiratory tract infection caused by RSV in children under 24 months of age with BPD or a history of premature birth (less than or equal to 35 weeks gestation). RespiGam is the only product demonstrated to be safe and effective in reducing the incidence and duration of RSV hospitalization and the severity of RSV illness in these high-risk infants (Please see full prescribing information). RespiGam is currently being launched by MedImmune in partnership with the Wyeth-Lederle Vaccines and Pediatrics sales force of American Home Products Corporation (NYSE:AHP). MedImmune has established a collaboration with Baxter Healthcare Corporation (NYSE:BAX) for commercialization of RespiGam outside of North America.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune markets two products through its hospital-based sales force and has six new product candidates in clinical trials. RespiGam is manufactured by Massachusetts Public Health Biologic Laboratories. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that the safety and effectiveness of MEDI-493 have not been demonstrated and the outcome of the IMpact-RSV trial cannot be predicted. Substantial risk and uncertainty remain until the trial is concluded and data are known.


             MEDIMMUNE APPOINTS FORMER CHIRON EXECUTIVE TO
                VICE PRESIDENT OF BUSINESS DEVELOPMENT

Gaithersburg, MD, November 21, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced that former Chiron Corporation executive, Michael S. Richman, has been appointed to the newly created position of Vice President, Business Development. Mr. Richman will report to David M. Mott, President and Chief Operating Officer, and will be responsible for business development, licensing and intellectual property.

"Business development will be a critical component of MedImmune's future growth as a vertically integrated biotechnology business," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer. "We are fortunate to have someone with Mike's breadth of experience, talent and commitment to lead our business development activities."

Mr. Richman, 35, joins MedImmune with over 13 years of experience in the biotechnology industry. Since 1985, he has held various positions at Chiron where he most recently served as Director, Corporate Business Development. His responsibilities included negotiating licensing and strategic alliance agreements, coordinating partnering strategies, and identifying, evaluating, and acquiring new technologies for multiple business units at Chiron. In particular, Mr. Richman was instrumental in formalizing collaborations and relationships with NABI, Progenitor, GalaGen, Virus Research Institute, and Focal on behalf of Chiron Vaccines and Chiron Technologies. In 1993, Mr. Richman received his MBA from San Francisco State University in International Business.

Prior to serving as Director, Mr. Richman held the position of Manager, Business Development (1990-1992). From 1988-1990 he served as Manager, Intellectual Property, where he coordinated and managed the filing and prosecution of U.S. and foreign patent applications, including Chiron's hepatitis C virus patent application. Mr. Richman started at Chiron as a Research Associate, where he developed yeast expression systems for therapeutics and food industrial enzymes. Prior to joining Chiron, Mr. Richman began his career as a Research Associate at Microgenics Corporation, where he participated in building a start-up diagnostics company. Mr. Richman holds a B.S. degree from the University of California at Davis in genetics and molecular biology.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.


November 22, 1996


To Our Shareholders:

During the third quarter 1996, MedImmune continued with steady progress in several key areas. Preclinical studies and clinical lot production of MedImmune's first human papillomavirus (HPV-11) vaccine candidate neared completion. Plans for commencing what we believe is the first human clinical trial of a prophylactic HPV vaccine are underway. These studies should commence late this year or early next year. As previously reported, the Company broke ground on an approximately $50 million manufacturing facility in Frederick, Maryland. Construction progress at the site to date has been steady.

One of our research programs, focused on the development of a vaccine for the prevention of recurrent urinary tract infections in women, has been making considerable strides. Urinary tract infections are responsible for over eight million office visits each year in the United States with an estimated annual health care cost of approximately $4 billion. A recent publication in the New England Journal of Medicine by investigators at the University of Washington has highlighted the magnitude of this problem by showing that many college-age women will have a urinary tract infection almost once a year. Studies at MedImmune have demonstrated that immunization with a protein which promotes adhesion of the most common urinary tract pathogen, Escherichia coli, to bladder cells can prevent bacterial colonization in a small animal model. This is an important demonstration of protection against infection with a bacterial "adhesin" protein. MedImmune will be conducting further studies in primates in the fourth quarter, and expects completion of preclinical development of the vaccine in 1997.

During the quarter, MedImmune continued to increase sales of CytoGam. As shown in the accompanying earnings press release, product sales this year to date of $18.1 million were 63% greater than total product sales during the same period last year, largely due to CytoGam sales growth. During the third quarter, CytoGam was placed on 41 new protocols in U.S. transplant centers. While we are focused on achieving growth in CytoGam sales over time, competition from antiviral agents is significant and increasing.

In the rest of this report, we will focus on what may be the Company's most visible near-term milestones. This includes the full launch of RespiGam this fall and the commencement of a large Phase 3 clinical trial for MEDI-493.

Launch of RespiGam
As the winter and the respiratory syncytial virus (RSV) season approaches, MedImmune has begun the full launch of RespiGam. RSV is the leading cause of pneumonia and bronchiolitis in infants and small children. In the United States, it is estimated to cause over 90,000 hospitalizations and 4,500 deaths each year. RespiGam, approved January 18, 1996 by the FDA, is the only product demonstrated to be safe and effective in reducing the incidence and duration of RSV-caused hospitalizations in certain high-risk infants including infants with bronchopulmonary dysplasia and prematurity (less than or equal to 35 weeks gestation).

In preparation for the launch of RespiGam, MedImmune has focused on obtaining third party payor approvals for reimbursement as well as working to achieve managed care and hospital acceptance. To date, 50 of 51 Medicaid plans have approved the use of RespiGam for in-patient and out-patient infusions and the majority of Medicaid plans also now cover it in the home health care setting. In addition, 88 of the largest managed care organizations have approved RespiGam for reimbursement. Also, a significant number of the largest neonatal and pediatric hospitals have added RespiGam to their formularies and developed protocols for its use.

We believe the primary marketing challenges during this first season will center around pharmacoeconomics and patient compliance. Although evaluation of the pharmacoeconomics, or cost-effectiveness, of RespiGam will continue to be refined as a greater number of patients use the drug, two recent journal articles have been published regarding this subject. An article in The American Journal of Managed Care (Vol. 2, No. 7, pp. 851-861) by Dr. Joel Hay from the Department of Pharmaceutical Economics and Policy, University of Southern California, et al, estimates that at $4,500 per average cost of a full course of RespiGam, the cost per year of life saved is in the range of $10,000 to $32,000 and compares favorably with other medical interventions. Another article published in The Journal of Pediatrics (Vol. 129, No. 2, pp. 214-219) suggests that the ancillary ability of RespiGam to decrease the incidence of middle ear infections enhances the cost-benefit of RespiGam. In the PREVENT study, RespiGam was also shown to reduce the incidence of all respiratory hospitalizations, not only those related to RSV. Certainly, additional studies will be conducted to further evaluate the cost-effectiveness of RespiGam as additional data are available.

The length of RespiGam administration - a two to four hour intravenous infusion -presents particular challenges in assuring proper compliance and appropriate use of RespiGam. Accordingly, MedImmune has developed an innovative parental support and educational program called REACH (RSV Education And Counseling Helpline) designed to address this challenge. REACH provides hospital physicians and nurses with educational tools to inform parents about RespiGam therapy and the dangers of RSV disease, reminds parents about infusion appointments, provides access to professional nurses for questions, supplies reimbursement information, and notifies the patients' pediatricians about infusion compliance. As part of the REACH program, nurses from the Visiting Nurse Association (VNA) call parents of RespiGam recipients pre- and post-infusion to answer questions and remind parents of infusion appointments. REACH also provides a powerful market monitoring tool for the Company; REACH participants are entered into a national database, managed and regulated by the VNA, which will enable MedImmune to monitor selected RespiGam summary statistics such as infusion compliance and patient demographics. To date, 246 hospitals have confirmed their intent to participate in the REACH program.

MEDI-493 RSV Monoclonal Antibody
The Company has recently begun an approximately 1,200 patient, 130 center, double-blinded, placebo-controlled, Phase 3 clinical trial of MEDI-493, an RSV monoclonal antibody which is delivered by an intramuscular injection, rather than by an intravenous infusion. If MEDI-493 is shown to be safe and efficacious and subsequently approved by the FDA, it could possess certain advantages over RespiGam. The most important, perhaps, involves ease of use. All factors being equal, market research indicates that a parent of a premature infant is more likely to employ RSV preventative therapy and comply with its full course if protection could be provided by a rapid, convenient injection in the pediatrician's office rather than a two to four hour infusion in the hospital.

MEDI-493 has completed preclinical studies and Phase 1 and 2 clinical trials in adults, children and infants. These clinical studies were primarily conducted to evaluate the safety of the agent at various doses. Based on results from all of these studies, the Company has now begun the Phase 3 clinical trial to assess the safety and efficacy of MEDI-493. Despite all the studies completed to date which MedImmune believes warrant conducting this trial, the Company believes it is important to recognize that substantial risk and uncertainty remains until the study is concluded and the data are known.

Conclusion
This is an exciting and challenging time for MedImmune. We look forward to keeping you apprised of the Company's progress and, as always, very much appreciate your continued support.


David M. Mott                 Wayne T. Hockmeyer, Ph.D.
President and Chief Operating Chairman and Chief Executive
Officer                       Officer


* This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.




                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date:  November 22, 1996      David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and accounting
officer)